As Filed with the Securities and Exchange Commission on December 8, 2010

Registration No. 333-168384

Registration No. 333-159510

Registration No. 333-117923

Registration No. 333-106066

Registration No. 333-91470

Registration No. 333-91468

Registration No. 333-38494

Registration No. 333-38490

Registration No. 333-80623

Registration No. 333-56749

Registration No. 333-56747

Registration No. 333-34119

Registration No. 333-29977

Registration No. 333-29975

Registration No. 333-29059

Registration No. 333-04535

Registration No. 33-92998

Registration No. 33-92970

Registration No. 33-88030

Registration No. 33-84706

Registration No. 33-69520

Registration No. 33-69518

Registration No. 33-69516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-168384

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-159510

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-117923

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-106066

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-91470

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-91468

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-38494

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-38490

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-80623

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-56749

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-56747

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-34119

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-29977

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-29975

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-29059

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-04535

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-92998

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-92970

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-88030

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-84706

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-69520

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-69518

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-69516

UNDER THE SECURITIES ACT OF 1933

GTC Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3186494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Crossing Boulevard Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

2003 Employee Stock Purchase Plan

2002 Equity Incentive Plan

2002 Employee Stock Purchase Plan

Henri A. Termeer Stock Options

1993 Employee Stock Purchase Plan

1993 Director Stock Option Plan

1993 Equity Incentive Plan

(Full Title of the Plans)

William K. Heiden

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Framingham, MA 01702

(Name and address of agent for service)

Telephone: (508) 620-9700

(Telephone number, including area code, of agent for service)

with copies to:

George W. Lloyd

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of GTC Biotherapeutics, Inc. (the “Registrant”):

File No. 333-168384, pertaining to the registration of 2,500,000 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the Registrant’s 2002 Equity Incentive Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2010;

File No. 333-159510, pertaining to the registration of 200,000 shares of Common Stock, issuable under the Registrant’s 2002 Equity Incentive Plan, which was filed with the SEC on May 27, 2009;

File No. 333-117923, pertaining to the registration of 2,000,000 shares of Common Stock, issuable under the Registrant’s 2002 Equity Incentive Plan, which was filed with the SEC on August 4, 2004. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 200,000 shares of Common Stock issuable under the Registrant’s 2002 Equity Incentive Plan;

File No. 333-106066, pertaining to the registration of 750,000 shares of Common Stock, issuable under the Registrant’s 2003 Employee Stock Purchase Plan, which was filed with the SEC on June 12, 2003. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 75,000 shares of Common Stock issuable under the Registrant’s 2003 Employee Stock Purchase Plan;

File No. 333-91470, pertaining to the registration of 2,500,000 shares of Common Stock, issuable under the Registrant’s 2002 Equity Incentive Plan, which was filed with the SEC on June 28, 2002. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 250,000 shares of Common Stock issuable under the Registrant’s 2002 Equity Incentive Plan;

File No. 333-91468, pertaining to the registration of 600,000 shares of Common Stock, issuable under the Registrant’s 2002 Employee Stock Purchase Plan, which was filed with the SEC on June 28, 2002. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 60,000 shares of Common Stock issuable under the Registrant’s 2002 Employee Stock Purchase Plan;

File No. 333-38494, pertaining to the registration of 750,000 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on June 2, 2000, as amended by Post-Effective Amendment No. 1 to Form S-8 filed with the SEC on August 4, 2004 to reduce the number of shares of Common Stock registered under the Registrant’s 1993 Equity Incentive Plan under this registration statement by 187,230 shares to 562,770 shares. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 56,277 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 333-38490, pertaining to the registration of 400,000 shares of Common Stock, issuable under the Registrant’s 1993 Employee Stock Purchase Plan, which was filed with the SEC on June 2, 2000. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 40,000 shares of Common Stock issuable under the Registrant’s 1993 Employee Stock Purchase Plan;

File No. 333-80623, pertaining to the registration of 375,000 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on June 14, 1999. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 37,500 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 333-56749, pertaining to the registration of 500,000 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on June 12, 1998. On May 26,

2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 50,000 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 333-56747, pertaining to the registration of 100,000 shares of Common Stock, issuable under the Registrant’s 1993 Director Stock Option Plan, which was filed with the SEC on June 12, 1998. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 10,000 shares of Common Stock issuable under the Registrant’s 1993 Director Stock Option Plan;

File No. 333-34119, pertaining to the registration of 3,000 shares of Common Stock issuable pursuant to Stock Options dated May 28, 1997 and 10,000 shares of Common Stock issuable pursuant to Stock Options dated May 19, 1995, which was filed with the SEC on August 21, 1997. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 300 shares of Common Stock issuable pursuant to Stock Options dated May 28, 1997 and 1,000 shares of Common Stock issuable pursuant to Stock Options dated May 19, 1995;

File No. 333-29977, pertaining to the registration of 500,000 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on June 25, 1997. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 50,000 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 333-29975, pertaining to the registration of 600,000 shares of Common Stock, issuable under the Registrant’s 1993 Employee Stock Purchase Plan, which was filed with the SEC on June 25, 1997. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 60,000 shares of Common Stock issuable under the Registrant’s 1993 Employee Stock Purchase Plan;

File No. 333-29059, pertaining to the registration of 50,000 shares of Common Stock, issuable under the Registrant’s 1993 Director Stock Option Plan, which was filed with the SEC on June 12, 1997. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 5,000 shares of Common Stock issuable under the Registrant’s 1993 Director Stock Option Plan;

File No. 333-04535, pertaining to the registration of 725,000 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on May 24, 1996. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 72,500 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 33-92998, pertaining to the registration of 272,300 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on June 2, 1995. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 27,230 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 33-92970, pertaining to the registration of 250,000 shares of Common Stock, issuable under the Registrant’s 1993 Employee Stock Purchase Plan, which was filed with the SEC on June 1, 1995. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 25,000 shares of Common Stock issuable under the Registrant’s 1993 Employee Stock Purchase Plan;

File No. 33-88030, pertaining to the registration of 432,340 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on December 28, 1994. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 43,234 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 33-84706, pertaining to the registration of 235,360 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on October 3, 1994. On May 26,

2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 23,536 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

File No. 33-69520, pertaining to the registration of 50,000 shares of Common Stock, issuable under the Registrant’s 1993 Employee Stock Purchase Plan, which was filed with the SEC on September 28, 1993. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 5,000 shares of Common Stock issuable under the Registrant’s 1993 Employee Stock Purchase Plan;

File No. 33-69518 pertaining to the registration of 50,000 shares of Common Stock, issuable under the Registrant’s 1993 Director Stock Option Plan, which was filed with the SEC on September 28, 1993. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 5,000 shares of Common Stock issuable under the Registrant’s 1993 Director Stock Option Plan;

File No. 33-69516, pertaining to the registration of 350,000 shares of Common Stock, issuable under the Registrant’s 1993 Equity Incentive Plan, which was filed with the SEC on September 28, 1993. On May 26, 2009, the Registrant conducted a 1-for-10 reverse stock split, such that this registration statement now covers 35,000 shares of Common Stock issuable under the Registrant’s 1993 Equity Incentive Plan;

The Stock Purchase and Merger Agreement (the “Merger Agreement”), dated as of November 8, 2010, by and among LFB Biotechnologies S.A.S. (“LFB”), LFB Merger Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of LFB (“Merger Sub”), and the Registrant, provides for, among other things, the merger of Merger Sub with and into the Registrant, with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of LFB (the “Merger”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub effected a “short form” merger (the “Merger”) pursuant to Massachusetts law, which became effective on December 2, 2010, and purchased all of the Registrant’s outstanding shares of Common Stock (other than shares of Common Stock held by LFB or Merger Sub or held by the Registrant as treasury shares and shares for which appraisal rights are exercised) for $0.30 per share in cash (the “Merger Price”), without interest thereon. As a result of the Merger, each outstanding share of Common Stock (other than shares of Common Stock owned by the Registrant as treasury stock or by LFB or Merger Sub and shares for which appraisal rights are exercised) was automatically converted into the right to receive the Merger Price in cash, without interest thereon.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the shares of Common Stock registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on December 8, 2010.

GTC BIOTHERAPEUTICS, INC. a Massachusetts corporation

By:	/s/ William K. Heiden
Name: Title:	William K. Heiden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities indicated on December 8, 2010.

SIGNATURE	TITLE

/s/ William K. Heiden	William K. Heiden President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kristie A. Bolieau	Kristie A. Bolieau Principal Financial Officer and Principal Accounting Officer

/s/ Christian Bechon	Christian Bechon Director

/s/ Evelyne Nguyen	Evelyne Nguyen Director